Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly Report of Max Sound Corporation (the “Company”) on Form 10-Q/A for the period ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Blaisure, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Amended Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of Max Sound Corporation

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Max Sound Corporation

By:	/s/ John Blaisure
John Blaisure
President and Chief Executive Officer
(Principal Executive Officer)

Date: May 18, 2011